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Exhibit 23.3

Consent of Kantar Media

We hereby consent to (1) the use of and references to our name in the prospectus included in the registration statement on Form F-1 of Manchester United Ltd. (the "Company") and any amendments thereto (the "Registration Statement"), including, but not limited to, under the "Market and Industry Data" section and (2) the filing of this consent as an exhibit to the Registration Statement by the Company for the use of our data and information in the above-mentioned section.

The data and information used in the Registration Statement, including, but not limited to, under the "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" sections are obtained from our survey titled "Manchester United Global Fan Survey 2011."

By:	/s/ RICHARD BRINKMAN
Name:	Richard Brinkman
Title:	Head of KantarSport
Kantar Media
June 20, 2012

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  Exhibit 23.3
Consent of Kantar Media